EFTI Announces MagneGas Agreement
October 09, 2003 10:29:00 AM ET

EarthFirst Technologies, Incorporated ("EFTI", or "the Company") EFTI announced today that an agreement in principle had been reached with Dr. Ruggero Santilli and associated entities ("Dr. Santilli") to settle all existing litigation between the parties, and once again to combine the efforts of all parties to commercialize the liquid waste technologies under development.

During the last two years the efforts of EFTI have been focused on identifying potential markets for our liquid waste technologies, while focusing development on highly hazardous complex chemical compounds (such as PCBs). Dr. Santilli has further developed the technology by obtaining several patents (discussed below), while beginning selected commercial operations through license agreements. The family of technologies share traits associated with magnetic properties. Accordingly, the Company will commercialize under its originally selected branding "MagneGas."

The trademarks obtained or under filing, and the patents allowed or in application by Dr. Santilli, provide international protection for all major aspects of the technology. The catalytic liquefaction of the gas into a clean burning fuel that can be an additive or replacement for existing fuels, the magnecular structure acquired by liquids passed through an electric arc, the protection of all possible geometries for PlasmaArcFlow Recyclers, are all covered with international patents or patent applications.

Development has extended to the industrial maturity of the equipment. Recyclers can now work continuously for extended periods without halting operations to replace electrodes. Production costs of the gas have been brought to competitive levels due to efficiencies realized. Significant reductions in the electricity expended per cubic foot of gas produced, reduction in the cost of electrodes due to a more efficient design and a significant reduction in the consumption of the electrodes are just a few of the things that make the cost of MagneGas competitive with existing fossil fuels.

Previously, MagneGas produced from differing liquids had different qualities, thus preventing some unified market uses. This has been solved using additives for selected liquid waste feedstocks, which allows the gas produced to have the same characteristics. Recyclers are now ready for industrial production and use.

John Stanton, Chairman of EFTI, stated, "It is personally rewarding to me to see that our original development team is reunited as we prepare to market our technologies. I respect Dr. Santilli for his continued work during this period and for his renewed interest in working cooperatively with EFTI. Scientifically, energy cannot be destroyed or created, only transformed. The economical transformation of energy has always been our fundamental objective. The earth was endowed by its Creator with the energy to sustain life. However, the mystery of how to transform energy into useful, harmless states was left for us to solve. We will always treat our objective as fundamental to our way of life."

EarthFirst Technologies, Incorporated and its subsidiaries, http://www.earthfirsttech.com, are dedicated to producing environmentally superior products from carbon-rich solid and liquid materials currently considered wastes. The Company has conducted more than four years of extensive research and development on advanced technologies to achieve this goal.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of EFTI officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

Contact Information: EarthFirst Technologies, Incorporated, Tampa
Beverly Mercer, 813/287-9733 ext. 237
bmercer@earthfirsttech.com